                                                                     EXHIBIT 4.6


                                                                           FINAL

                  TERMINATION OF CO-SALE AND VOTING AGREEMENT

     This Termination Agreement is entered into by and among iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.), a Delaware corporation (the "Company"), Samstock, L.L.C., a Delaware limited liability company ("Samstock"), and each of the investors listed on Schedule A attached hereto (the "Investors"), as of this __ day of February, 2003.

                              W I T N E S S E T H

     WHEREAS, the Company and the Investors are parties to that certain Co-Sale and Voting Agreement dated as of April 28, 2000 (the "Co-Sale and Voting Agreement");

     WHEREAS, the parties desire to terminate the Co-Sale and Voting Agreement and intend that the Co-Sale and Voting Agreement shall have no further force or effect from and after the effective date of this Termination Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination. The Co-Sale and Voting Agreement is terminated effective on February __, 2003. None of the parties thereto shall thereafter have any rights or obligations thereunder.

     2. Applicable Law. This Termination Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

     3. Counterparts. This Termination Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                                                                           FINAL

     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.

                                             IDINE REWARDS NETWORK INC.

                                             By:________________________________
                                                Name:
                                                Title:

                                             SAMSTOCK, L.L.C.

                                             By:________________________________
                                                Name:
                                                Title:



                                             ___________________________________
                                             Gene M. Henderson


                                             ___________________________________
                                             Herbert M. Gardner


                                             ___________________________________
                                             James M. Callaghan


                                             ___________________________________
                                             Gregory J. Robitaille


                                             ___________________________________
                                             John A. Ward III


                                             ___________________________________
                                             George S. Wiedemann


                                             ___________________________________
                                             Christine M. Donohoo


                                             ___________________________________
                                             Frank F. Schmeyer


                                             ___________________________________
                                             Thomas J. Litle


                                             ___________________________________
                                             Elliot Merberg


                                             ___________________________________
                                             Gerald Fleischman

                   [Signature Page to Termination Agreement]